UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):   April 10, 2017
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

	2100 Logic Drive, San Jose, California	95124
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, the Board of Directors (the “Board”) of Xilinx, Inc. (the “Company”) took steps to implement a multi-year CEO succession plan. In order to ensure a smooth transition, the Board approved the following actions, each as more specifically described below: Victor Peng was named as the Company’s Chief Operating Officer; Krishna Rangasayee was named as the Company’s Executive Vice President of Sales, reporting to Mr. Peng; and Moshe Gavrielov, the Company’s President and CEO entered into an amended employment agreement with the Company.

Promotion of Victor Peng
On April 10, 2017, the Board named Victor Peng as the Company’s Chief Operating Officer, effective immediately. Mr. Peng, age 57, joined the Company in April 2008 and previously served as Executive Vice President and General Manager of Products, a position he held since July 2014. From May 2013 through April 2014, Mr. Peng served as Senior Vice President and General Manager of the Programmable Platforms Group. From May 2012 through April 2013, he served as Senior Vice President of the Programmable Platforms Group. From November 2008 through April 2012, he served as Senior Vice President of the Programmable Platforms Development Group. Prior to joining the Company, Mr. Peng served as Corporate Vice President, Graphics Products Group at Advanced Micro Devices (AMD), a provider of processing solutions, from November 2005 to April 2008. Prior to joining AMD, Mr. Peng served in a variety of executive engineering positions at companies in the semiconductor and processor industries.
There are no family relationships between Mr. Peng and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions nor are there any proposed transactions between the Company and Mr. Peng that would require disclosure pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Peng’s promotion to Chief Operating Officer, Mr. Peng’s annual base salary was increased by $50,000 to $550,000, beginning fiscal 2018, and Mr. Peng’s annual target bonus percentage was increased from 100% of Mr. Peng’s annual base salary to 115%.

Promotion of Krishna Rangasayee
On April 10, 2017, the Board named Krishna Rangasayee as the Company’s Executive Vice President of Sales, effective immediately. Mr. Rangasayee, age 47, joined the Company in July 1999 and previously served as Senior Vice President and General Manager, Global Sales and Markets, a position he held since January 2015. Prior to that, he served in a number of key roles, including as Senior Director of Vertical Markets and Partnerships from November 2005 through June 2008. He then served as the Vice President of Strategic Planning from July 2008 through September 2010 and was promoted to the rank of Corporate Vice President for the same function. Mr. Rangasayee assumed the position of Corporate Vice President and General Manager, Communications Business Unit in October 2010. Mr. Rangasayee was promoted to the position of Senior Vice President, and General Manager, Communications Business Unit in April 2012. He became Senior Vice President, and General Manager, Market Segments and Communications Business Unit in October 2013. Prior to joining Xilinx, Mr. Rangasayee held various positions at Altera, a provider of programmable logic solutions, and Cypress Semiconductor, a semiconductor company.
There are no family relationships between Mr. Rangasayee and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions nor are there any proposed transactions between the Company and Mr. Rangasayee that would require disclosure pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Rangasayee’s promotion to Executive Vice President and General Manager, Global Sales and Markets, Mr. Rangasayee’s annual base salary was increased by $30,000 to $425,000, beginning fiscal

2018, and Mr. Rangasayee’s annual target bonus percentage was increased from 80% of Mr. Rangasayee’s annual base salary to 100%.

Amendment and Restatement of Employment Agreement with Moshe Gavrielov
On April 10, 2017, the Company entered into an Amended and Restated Employment Agreement (the “Amended and Restated Gavrielov Agreement”) with Mr. Gavrielov. The Amended and Restated Gavrielov Agreement provides for Mr. Gavrielov’s employment with the Company for a period through August 1, 2020 (unless terminated earlier in accordance with its terms) (the “Employment Term”), followed by a year-long consulting period (the “Consulting Period”) during which time Mr. Gavrielov will provide consulting and transition services to the Company to assist in the orderly transition to a successor Chief Executive Officer. Also pursuant to the terms of the Amended and Restated Gavrielov Agreement, Mr. Gavrielov will be granted restricted stock units pursuant to the Company’s 2007 Equity Incentive Plan having an aggregate value on their date of grant of $10 million, subject to vesting as more fully described in the Amended and Restated Gavrielov Agreement. In addition, in connection with the Company’s annual equity award grant process for fiscal year 2018 Mr. Gavrielov shall be eligible to receive a grant of performance-based restricted stock units in an amount determined by the compensation committee of the Company in its discretion. Mr. Gavrielov’s annual salary and annual target bonus opportunity remain unchanged under the Amended and Restated Gavrielov Agreement.
The Amended and Restated Gavrielov Agreement provides that if (1) the Company terminates Mr. Gavrielov's employment at any time with Cause (as such term is defined in the Amended and Restated Gavrielov Agreement), (2) Mr. Gavrielov voluntarily terminates his employment other than for Good Reason (as such term is defined in the Amended and Restated Gavrielov Agreement) or (3) Mr. Gavrielov dies, then subject to Mr. Gavrielov tendering his resignation as a member of the Board in the case of (1) or (2), Mr. Gavrielov will be entitled to a lump sum payment (the “Accrued Compensation”) equal to the sum of (a) any base salary accrued through his termination date, (b) any earned and unpaid and/or vested, non-forfeitable amounts owing or accrued as of his termination date under the terms of the applicable Company employee benefit plans or arrangements and (c) reasonable business expenses incurred prior to his termination date.
Pursuant to the Amended and Restated Gavrielov Agreement, if the Company terminates Mr. Gavrielov's employment at any time due to a Disability (as such term is defined in the Amended and Restated Gavrielov Agreement), then subject to Mr. Gavrielov tendering his resignation as a member of the Board, he will be entitled to: (a) the Accrued Compensation; (b) a lump sum payment equal to the sum of twelve (12) months of his base salary and one (1) year of his target bonus; (c) twelve months continued health benefits coverage (or a lump sum payment equal to the value of such continued health benefits coverage) (the “COBRA Benefit”); (d) twenty-four (24) months accelerated vesting of all equity grants received from the Company prior to his termination of employment, as more fully described in the Amended and Restated Gavrielov Agreement; and (e) a pro rata portion of his bonus for the fiscal year during which his employment was terminated.
The Amended and Restated Gavrielov Agreement also provides that if the Company terminates Mr. Gavrielov's employment at any time other than for Cause or due to a Disability, or if Mr. Gavrielov voluntarily terminates his employment for Good Reason, then, subject to Mr. Gavrielov making himself available to provide consulting services through the expiration of the Consulting Period and tendering his resignation as a member of the Board, Mr. Gavrielov will be entitled to: (a) the Accrued Compensation; (b) accelerated vesting of that portion of his equity awards that are unvested and outstanding as of his termination date that would otherwise become vested had he continued in service until August 1, 2020 and through the Consulting Period, as more fully explained in the Amended and Restated Gavrielov Agreement; (c) the COBRA Benefit; (d) the sum of the annual target salary and annual bonus amounts he would otherwise be entitled to if he continued in service until August 1, 2020 and (e) a pro rata portion of his bonus for the fiscal year during which his employment was terminated; provided, that if any such termination occurs within the period commencing 90 days before, or two years following, the consummation of a Change of Control (as such term is defined in the Amended and Restated Gavrielov Agreement), then subject to Mr. Gavrielov tendering his resignation as a member of the Board he will be entitled to: (a) twenty-four (24) months of base salary and two (2) years of target bonus, payable in a lump sum; (b) 100% accelerated vesting of time-based equity compensation awards; (c) 100% vesting of the target number of any then-unearned performance-based restricted stock unit awards; (d) the COBRA Benefit and (e) a pro rata portion of his bonus for the fiscal year during which his employment was terminated.
Pursuant to the Amended and Restated Gavrielov Agreement, Mr. Gavrielov will provide consulting and transition services to the Company during the Consulting Period as an independent contractor pursuant to a consulting agreement to be agreed upon. In exchange for such services Mr. Gavrielov will receive cash compensation in an amount equal to his base salary and target bonus on the last day of the Employment Term and any outstanding and unvested equity awards shall continue to vest during the Consulting Period. Upon the successful conclusion of the Consulting Period, upon the Company not requiring Mr. Gavrielov’s service during the Consulting Period or upon the Company terminating Mr. Gavrielov’s service during the Consulting Period without Cause, Mr. Gavrielov will be, in addition to his entitlement to the compensation mentioned above, entitled to receive twelve (12) months’ additional acceleration of any then-remaining unvested equity awards.
The foregoing summary of the Amended and Restated Gavrielov Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Gavrielov Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On April 12, 2017, the Company issued a press release regarding the matters described above in Item 5.02. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein.
The information contained in this Item 7.01, including the related information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 10, 2017, by and between Xilinx, Inc. and Moshe Gavrielov
99.1	Press Release of Xilinx, Inc. dated April 12, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: April 12, 2017	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 10, 2017, by and between Xilinx, Inc. and Moshe Gavrielov
99.1	Press Release of Xilinx, Inc. dated April 12, 2017